Calculation of Filing Fee Tables
S-4
Silicon Valley Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	29,320,950	$ 10.11	$ 296,434,804.50	0.0001381	$ 40,937.65
Fees to be Paid	2	Other	Public Warrants	Other	11,077,500	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock issuable upon exercise of Public Warrants	457(a)	11,077,500	$ 0.41	$ 4,541,775.00	0.0001381	$ 627.22
Fees to be Paid	4	Other	EigenQ SARs	Other	13,445,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Stock issuable upon exercise of EigenQ SARs	Other	13,445,000		$ 134,450.00	0.0001381	$ 18.57
Fees to be Paid	6	Other	EigenQ Warrants	Other	7,973,110	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Common Stock issuable upon exercise of EigenQ Warrants	Other	7,973,110		$ 79,731.10	0.0001381	$ 11.01
Fees to be Paid	8	Equity	Common Stock, par value $0.0001 per share	Other	286,000,100		$ 2,860,001.00	0.0001381	$ 394.97
Fees to be Paid	9	Other	PubCo Notes	Other				0.0001381	$ 0.00
Fees to be Paid	10	Equity	Common Stock, issuable upon the conversion of PubCo Notes	Other	19,900,000		$ 199,000.00	0.0001381	$ 27.48
Fees to be Paid	11	Other	PubCo Warrants	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	12	Equity	Common Stock issuable upon exercise of PubCo Warrants	Other	19,779,999		$ 197,799.99	0.0001381	$ 27.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 304,447,561.59		$ 42,044.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 42,044.22
Offering Note
[1]	Prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement and subject to the approval of its shareholders, SVAQ intends to effect the Domestication. The proposed maximum aggregate is based on the average of the high and low prices of SVAQ ordinary shares as quoted on the Nasdaq Global Market on September 22, 2026, which was approximately $10.11 per Class A ordinary share, issuable pursuant to the Domestication to the shareholders of SVAQ, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate is based on the average of the high and low prices of SVAQ Class A Ordinary Shares, as quoted on the Nasdaq Global Market on September 22, 2026, which was approximately $10.11 per share

[2]	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to the Public Warrants has been allocated to the PubCo Common Stock underlying SVAQ's public and private warrants, and those shares of PubCo Common Stock are included in the total registration fee.

[3]	Represents 10,750,000 shares of PubCo Common Stock underlying SVAQ's public warrants and 327,500 shares of PubCo Common Stock underlying SVAQ's private placement warrants pursuant to the Domestication, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based on the average of the high and low prices of SVAQ's public warrants as quoted on Nasdaq Global Market on September 22, 202, which was $0.43 per warrant. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

[4]	Represents EigenQ SARs, each of which will may be assumed by Pubco in connection with the Business Combination and substituted for a stock appreciation right to acquire one share of Pubco Common Stock.

[5]	Rule 457(f) Fee Calculation Details

Rule 457(f) Fee Calculation Details The amount to be registered represents the maximum amount of PubCo Common Stock issuable to the stockholders of EigenQ, Inc. ("EigenQ") in connection with the Business Combination. The proposed maximum offering price per share of common stock is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. EigenQ is a private company, no market exists for its securities, and EigenQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of EigenQ shares is one-third of the aggregate par value of the shares of EigenQ Common Stock expected to be exchanged in the Business Combination. The below table reflects the calculation and details of the following outstanding EigenQ securities: Consists of 13,445,000 shares of PubCo Common Stock underlying the EigenQ SARs. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	13,445,000	$ 0.01	$ 134,450.00	$ 0.00	$ 0.00	$ 134,450.00

[6]	Represents EigenQ Warrants issued and outstanding, each of which will be assumed by Pubco in connection with the Business Combination and converted into a warrant to acquire one share of Pubco Common Stock.

[7]	Rule 457(f) Fee Calculation Details

Rule 457(f) Fee Calculation Details The amount to be registered represents the maximum amount of PubCo Common Stock issuable to the stockholders of EigenQ in connection with the Business Combination. The proposed maximum offering price per share of common stock is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. EigenQ is a private company, no market exists for its securities, and EigenQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of EigenQ shares is one-third of the aggregate par value of the shares of EigenQ Common Stock expected to be exchanged in the Business Combination. The below table reflects the calculation and details of the following outstanding EigenQ securities: Consists of 7,973,110 shares of PubCo Common Stock underlying the EigenQ Warrants. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	7,973,110	$ 0.01	$ 79,731.10	$ 0.00	$ 0.00	$ 79,731.10

[8]	Rule 457(f) Fee Calculation Details

Rule 457(f) Fee Calculation Details The amount to be registered represents the maximum amount of PubCo Common Stock issuable to the stockholders of EigenQ in connection with the Business Combination. The proposed maximum offering price per share of common stock is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. EigenQ is a private company, no market exists for its securities, and EigenQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of EigenQ shares is one-third of the aggregate par value of the shares of EigenQ Common Stock expected to be exchanged in the Business Combination. The below table reflects the calculation and details of the following outstanding EigenQ securities: Represents 286,000,100 shares of PubCo Common Stock issuable to the stockholders of EigenQ in connection with the Business Combination.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	286,000,100	$ 0.01	$ 2,860,001.00	$ 0.00	$ 0.00	$ 2,860,001.00

[9]	Represents the PubCo Notes Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

[10]	Rule 457(f) Fee Calculation Details

Rule 457(f) Fee Calculation Details The amount to be registered represents the maximum amount of PubCo Common Stock issuable to the stockholders of EigenQ in connection with the Business Combination. The proposed maximum offering price per share of common stock is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. EigenQ is a private company, no market exists for its securities, and EigenQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of EigenQ shares is one-third of the aggregate par value of the shares of EigenQ Common Stock expected to be exchanged in the Business Combination. The below table reflects the calculation and details of the following outstanding EigenQ securities: Consists of 19,900,000 shares of PubCo Common Stock, representing 200% of the maximum number of shares of PubCo Common Stock issuable upon full conversion of the PubCo Notes at the floor price of $5.00 per share. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	19,900,000	$ 0.01	$ 199,000.00	$ 0.00	$ 0.00	$ 199,000.00

[11]	Represents PubCo Warrants. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

[12]	Rule 457(f) Fee Calculation Details

Rule 457(f) Fee Calculation Details The amount to be registered represents the maximum amount of PubCo Common Stock issuable to the stockholders of EigenQ in connection with the Business Combination. The proposed maximum offering price per share of common stock is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. EigenQ is a private company, no market exists for its securities, and EigenQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of EigenQ shares is one-third of the aggregate par value of the shares of EigenQ Common Stock expected to be exchanged in the Business Combination. The below table reflects the calculation and details of the following outstanding EigenQ securities: Consists of 19,779,999 shares of PubCo Common Stock, representing 200% of the maximum number of PubCo Common Stock issuable upon full exercise of the PubCo Warrants at the floor price of $5.00 per share. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	19,779,999	$ 0.01	$ 197,799.99	$ 0.00	$ 0.00	$ 197,799.99

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date